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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this first day of April, 1997, is entered into by DBT ONLINE, INC., a Pennsylvania corporation with its principal place of business at 5550 W. Flamingo Road, Suite B-5, Las Vegas, Nevada 89103 (the "Company") and Colonel Frank Borman, residing at 6605 Butterfield Ridge Road, Las Cruces, New Mexico 88005 (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing effective April 1, 1997 (the "Commencement Date"), and ending on the third anniversary of the Commencement Date (such period, as it may be extended as set forth below, the "Employment Period"). The Employment Period automatically shall be extended by one year at the expiration of each year within the Employment Period (as extended) in which neither the Company nor the Employee provides the other party hereto with written notice that this Agreement shall not be renewed at the end of the then applicable Employment Period. Accordingly, the Employment Period hereunder shall be three years from each ensuing anniversary date, unless the foregoing written notice of non-renewal had theretofore been transmitted by one party to the other.

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         2. Title: Capacity.  The Employee shall serve as Chairman. The Employee shall be based in Las Cruces, New Mexico. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by the Board. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time assign to him. The
Employee agrees to devote his full business time, attention and energies to the business and interests of the Company during the Employment Period. The Company deems it to be consistent with this commitment that Employee continue his involvements with other business activities described in Schedule 1 hereto, none of which shall interfere with the spending by Employee of a full-time work week on the affairs of the Company, and such future business activities as may be approved by the Board of Directors.

         3.       Compensation and Benefits.

                  3.1 Salary. The Company shall pay the Employee, in installments, consistent with past practice, an annual salary of $160,000.

                  3.2 Fringe Benefits. The Employee will be provided with such fringe benefits and vacation time as have been provided prior to the date hereof, as specifically described in Schedule 2.

                  3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or


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services under this Agreement, in a manner consistent with past practice and upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

         4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1 Expiration of the Employment Period in accordance with Section 1;

                  4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) breach by Employee of his obligations under this Agreement [except by reason of disability, which is not a ground for termination hereunder], habitual insobriety or drug dependency or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

                  4.3      The death of Employee.

         5.       Non-Compete.

                  (a) During the Employment Period and for a three-year period following the date of termination or expiration of the Employment Period, the Employee will not directly or indirectly:

                           (i) as an individual proprietor, partner,
                  stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total
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                  outstanding stock of a publicly held company), engage in the business competitive with that of the Company, existing or contemplated at the time of the expiration or termination hereunder,

                           (ii) acting as an employee or consultant of any licensee of the Company with respect to matters which are subject of the license,

                           (iii) recruit, solicit or induce, or attempt to
                  induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company, or

                           (iv) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the employee while employed by the Company.

                  (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The restrictions contained in the Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 5 will cause the Company substantial and irrevocable damage and therefore, in the event of such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.
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         6.       Proprietary Information.

                  (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the members of the Executive Committee of the Board of Directors of the Company other than Employee, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

                  (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

                  (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.
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         7.       Notices.  All notices required or permitted under this
Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         9. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         10. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Mexico.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.
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         12.      Miscellaneous.

                  12.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  12.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  12.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                       DBT ONLINE, INC.


                                       By: /s/ J. HENRY MUETTERTIES
                                           ---------------------------------
                                           J. Henry Muetterties

                                       EMPLOYEE:


                                       By: /s/ FRANK BORMAN
                                           ---------------------------------
                                           Frank Borman


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                                   SCHEDULE 1


Director

         American Superconductor, Inc.

         Borman Automotive Group

         Outboard Marine Corporation

         The Home Depot

         Thermo Instrument Systems (subsidiary of Thermo Electron)


Trustee

         National Geographic Society
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                                   SCHEDULE 2

                                Fringe Benefits



Business Membership Reimbursements

          The Business Council
          The Las Cruces Forum

Health Insurance

Dental/Vision Insurance

Life Insurance